BUSINESS SEGMENT ANALYSIS                            EXHIBIT 99
Kimberly-Clark Corporation and Subsidiaries



                                     Three Months Ended March 31
                                     ----------------------------
(Millions of Dollars)                  1997      1996     Change
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NET SALES:

Tissue-Based Products                $1,765.0   $1,816.7    -2.8%
Personal Care Products                1,262.7    1,142.9    10.5%
Newsprint, Paper and Other              224.5      258.0   -13.0%
Intersegment Sales                      (14.6)     (15.5)    N.M.
                                     --------   --------

Consolidated                         $3,237.6   $3,202.1     1.1%
                                     ========   ========




                                     Three Months Ended March 31
                                     ----------------------------
(Millions of Dollars)                  1997      1996     Change
-----------------------------------------------------------------

OPERATING PROFIT:

Tissue-Based Products                  $253.8     $269.4    -5.8%
Personal Care Products                  250.8      181.5    38.2%
Newsprint, Paper and Other               40.8       54.0   -24.4%
Unallocated items - net                  (1.1)     (11.6)    N.M.
                                       ------     ------

Consolidated                           $544.3     $493.3    10.3%
                                       ======     ======




N.M. - Not meaningful

Unaudited